EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Duke Realty Corporation:

We consent to the incorporation by reference in the registration statements No. 333-136173, No. 333-140796, No. 333-128132, No. 333-62381, No. 333-66919, No. 333-26833, No. 333-82063, No. 333-44858, No. 333-51344, No. 333-108556, No. 333-120492, No. 333-155780, No. 333-155972 and No. 333-70678 on Form S-3, No. 333-77645 on Form S-4 and No. 333-124364, No. 333-82061, No. 333-59508, No. 333-35162, No. 333-42513, No. 333-113907 and No. 333-128133 on Form S-8 of Duke Realty Corporation of our report dated February 25, 2009, with respect to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, and shareholders’ equity for each of the years in the three-year period ended December 31, 2008, the related financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Duke Realty Corporation.

/s/ KPMG LLP

Indianapolis, Indiana February 25, 2009